Agreement and Plan of Merger

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of the 24th day of April, 2002, by and between the Investors Fund series of Mosaic Equity Trust, a Massachusetts business trust, with its principal place of business at 550 Science Drive, Madison, Wisconsin 53711 (the "Acquiring Fund"), and Mosaic Focus Fund Trust, a Massachusetts business trust, with its principal place of business at 550 Science Drive, Madison, Wisconsin 53711 (the "Selling Fund") (together, the Acquiring Fund and the Selling Fund are referred to collectively as the "Funds" and Mosaic Equity Trust and Mosaic Focus Fund Trust are referred to collectively as the "Trusts").

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368 (a)(1)(C) of the United States Internal Revenue Code of 1986 (the "Code"). The reorganization (the "Merger") will consist of the transfer of substantially all of the assets of the Selling Fund in exchange solely for shares of beneficial interest, no par value per share, of the Acquiring Fund (the "Acquiring Fund Shares") and the assumption by the Acquiring Fund of certain stated liabilities of the Selling Fund and the distribution, after the Merger Date hereinafter referred to, of the Acquiring Fund Shares to the shareholders of the Selling Fund in liquidation of the Selling Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

WHEREAS, both Funds are separate investment series of an open-end, registered investment company of the management type, and the Selling Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, both Funds are authorized to issue their shares of beneficial interest;

WHEREAS, the Trustees of the each Trust have determined that the exchange of substantially all of the assets of the Selling Fund for Acquiring Fund Shares and the assumption of certain stated liabilities by the Acquiring Fund on the terms and conditions hereinafter set forth is in the best interests of the Acquiring Fund shareholders and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of the transactions contemplated herein;

WHEREAS, the Trustees of each Trust have also determined that the Selling Fund should transfer substantially all of its assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption of certain liabilities by the Acquiring Fund, on the terms and conditions hereinafter set forth, that such transfer is in the best interests of the Selling Fund's shareholders, and that the interests of the existing shareholders of the Selling Fund will not be diluted as a result of the transactions contemplated herein:

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I

Transfer of Assets of the Selling Fund in Exchange for the Acquiring Fund Shares and Assumption of Selling Fund Liabilities and Liquidation of the Selling Fund

1.1 The Exchange. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Selling Fund agrees to transfer the Selling Fund's assets as set forth in paragraph 1.2 to the Acquiring Fund, and the Acquiring Fund agrees in exchange therefore

(i) to deliver to the Selling Fund the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, determined by dividing the value of the Selling Fund's net assets computed in the manner and as of the time and date set forth in paragraph 2.1 by the net asset value of one Acquiring Fund Share computed in the manner and as of the time and date set forth in paragraph 2.2; and

(ii) to assume certain liabilities of the Selling Fund, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Merger Date").

1.2 Assets to be Acquired. The assets of the Selling Fund to be acquired by the Acquiring Fund shall consist of all property, including without limitation all cash, securities, commodities and futures interests and dividends or interest receivable, which is owned by the Selling Fund and any deferred or prepaid expenses shown as an asset on the books of the Selling Fund on the Merger Date. There have been no changes in either Fund's financial position as reflected in their respective Trust's December 31, 2001 audited financial statements other than those occurring in the ordinary course of their business in connection with the purchase and sale of securities and the payment of normal operating expenses. The Selling Fund reserves the right to sell any of such securities but will not, without the prior written approval of the Acquiring Fund, acquire any additional securities other than securities of the type in which the Acquiring Fund is permitted to invest. In the event that the Selling Fund holds any investments that the Acquiring Fund may not hold, the Selling Fund will dispose of such securities prior to the Merger Date. In addition, if it is determined that the Selling Fund and the Acquiring Fund portfolios, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Selling Fund will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Merger Date.

1.3 Liabilities to be Assumed. The Selling Fund will endeavor to discharge all of its known liabilities and obligations prior to the Merger Date. The Acquiring Fund shall assume only those liabilities, expenses, costs, charges and reserves reflected on a Statement of Assets and Liabilities of the Selling Fund prepared by Madison Mosaic, LLC, the investment advisor and administrator of the Trust, as of the Valuation Date (as defined in paragraph 2.1), in accordance with generally accepted accounting principles consistently applied from the prior audited period.

1.4 Liquidation and Distribution. As soon after the Merger Date as is conveniently practicable (the "Liquidation Date"), (a) the Selling Fund will liquidate and distribute pro rata to the Selling Fund's shareholders of record, determined as of the close of business on the Merger Date (the "Selling Fund Shareholders"), the Acquiring Fund Shares received by the Selling Fund pursuant to paragraph 1.1. and (b) the Selling Fund will thereupon proceed to dissolve as set forth in paragraph 1.8 below. Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Selling Fund on the books of the Acquiring Fund, to open accounts on the share records of the Acquiring Fund in the names of the Selling Fund Shareholders and representing the respective pro rata number of the Acquiring Fund Shares due such shareholders. All issued and outstanding shares of the Selling Fund will simultaneously be canceled on the books of the Selling Fund. The Trusts do not issue certificates representing their shares.

1.5 Ownership of Shares. Ownership of Acquiring Fund Shares will be shown on the books of Mosaic Equity Trust. Whole or fractional shares of the Acquiring Fund will be issued in the manner described in the Prospectus on Form N-14 to be distributed to shareholders of the Selling Fund as described in Section 5.

1.6 Transfer Taxes. Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Selling Fund shares on the books of the Trust as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

1.7 Reporting Responsibility. Any reporting responsibility of the Selling Fund is and shall remain the responsibility of the Selling Fund up to and including the Merger Date and such later date on which the Selling Fund is terminated.

1.8 Termination. The business of the Selling Fund shall be wound up and the Selling Fund shall be terminated following the Merger Date and the making of all distributions pursuant to paragraph 1.4.

ARTICLE II

Valuation

2.1 Valuation of Assets. The value of the Selling Fund's assets to be acquired by the Acquiring Fund hereunder shall be the value of such assets computed as of the close of business on the New York Stock Exchange on the business day immediately preceding the Merger Date (such time and date being hereinafter called the "Valuation Date"), using the approved valuation procedures applicable to the Trusts.

2.2 Valuation of Shares. The net asset value of an Acquiring Fund Share shall be the net asset value per share computed as of the close of business on the New York Stock Exchange on the Valuation Date, using the valuation procedures set forth in Mosaic Equity Trust's Declaration of Trust and current prospectus and statement of additional information, as applicable.

2.3 Shares to be Issued. The number of the Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Selling Fund's assets shall be determined by dividing the value of the assets of the Selling Fund determined using the same valuation procedures referred to in paragraph 2.1 by the net asset value of an Acquiring Fund Share determined in accordance with paragraph 2.2.

2.4 Determination of Value. All computations of value shall be made by Madison Mosaic, LLC in accordance with its regular practice and procedures in pricing the shares and assets of the Trusts.

ARTICLE III

Closing and Merger Date

3.1 Merger Date. The Merger Date shall be July 1, 2002 or such later date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the Merger Date unless otherwise provided. The Closing shall be held as of 4:00 o'clock p.m. at the offices of Madison Mosaic, LLC, 550 Science Drive, Madison, Wisconsin 53711, or at such other time and/or place as the parties may agree.

3.2 Custodian's Certificate. US Bank, NA, as custodian for the Trust (the "Custodian"), shall deliver at the Closing a certificate of an authorized officer stating that: (a) the Selling Fund's portfolio securities, cash, and any other assets shall have been delivered in proper form to the Acquiring Fund on the Merger Date and (b) all necessary taxes including all applicable Federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities.

3.3 Effect of Suspension in Trading. In the event that on the Valuation Date (a) any primary trading market for portfolio securities of the Acquiring Fund or the Selling Fund shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on the New York Stock Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Selling Fund is impracticable, the Merger Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

3.4 Transfer Agent's Certificate. US Bancorp Fund Services, LLC, as transfer agent for each Fund, shall produce at the Closing a certificate of an authorized officer stating that their records contain the names and addresses of the Selling Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Merger.

ARTICLE IV

Representations and Warranties

4.1 The respective Trusts represent and warrant on behalf of the applicable Fund as follows:

(a) The Selling Fund is the sole series of a Massachusetts business trust duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts.

(b) The Selling Fund is the sole investment series of a Massachusetts business trust that is registered as an investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the Investment Company Act of 1940 (the "1940 Act") now is in effect and shall be in full force and effect as of the Merger Date;

(c) The current prospectus and statement of additional information of each Trust conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended, (the "1933 Act") and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(d) The execution, delivery and performance of this Agreement (subject to shareholder approval) will not result, in violation of any provision of either Trust’s Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Selling Fund is a party or by which it is bound;

(e) The Selling Fund has no material contracts or other commitments (other than this Agreement) which will be terminated with liability to it prior to the Merger Date;

(f) Except as otherwise disclosed in writing, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Selling Fund or any of its properties or assets which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Selling Fund to carry out the transactions contemplated by this Agreement. The Trusts know of no facts which might form the basis for the institution of such proceedings and neither is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(g) The financial statements of the Selling Fund at December 31, 2001 have been audited by Deloitte & Touche, LLP, certified public accountants, and are in accordance with generally accepted accounting, principles consistently applied, and such statements fairly reflect the financial condition of such Fund as of such date, and there are no known contingent liabilities of the Selling Fund as of such date not disclosed therein;

(h) Since December 31, 2001, there has not been any material adverse change in the Selling Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Selling Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund. For the purposes of this subparagraph (h), a decline in the net asset value of the Selling Fund shall not constitute a material adverse change;

(i) At the Merger Date, all Federal and other tax returns and reports of the Selling Fund required by law to have been filed by such dates shall have been filed, and all Federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and to the best of the each Trust's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns;

(j) For each of the preceding six fiscal years of its operation the Selling Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and has distributed in each such year all net investment income and realized capital gains;

(k) All issued and outstanding shares of the Selling Fund are, and at the Merger Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Trust. All of the issued and outstanding shares of the Selling Fund will, at the time of the Merger Date, be held by the persons and in the amounts set forth in the records of the Trust as provided in paragraph 3.4. The Selling Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Selling Fund shares, nor is there outstanding any security convertible into any of the Selling Fund shares;

(l) At the Merger Date, the Selling Fund will have good and marketable title to the Selling Fund's assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2 and full right, power, and authority to sell, assign, transfer and deliver such assets hereunder, and upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Fund and accepted by the Acquiring Fund;

(m) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Selling Fund and, subject to approval by the Selling Fund's shareholders, this Agreement constitutes a valid and binding obligation of the Selling Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

(n) The information to be furnished by the Selling Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto;

(o) The proxy statement of Mosaic Equity Trust to be included in the Registration Statement referred to in paragraph 5.7 (other than information therein that relates to the Acquiring Fund) will, on the effective date of the Registration Statement and on the Merger Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

4.2 (a) The Acquiring Fund is a separate investment series of a Massachusetts business trust duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts.

(b) The Acquiring Fund is a separate investment series of a Massachusetts business trust that is registered as an investment company classified as a management company of the open-end type and its registration with the Commission as an investment company under the 1940 Act now is in effect and shall be in full force and effect as of the Merger Date;

(c) The current prospectus and statement of additional information of the Acquiring Fund, to be effective as of the Merger Date, shall conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(d) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not, result in violation of its Trust's Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which it is bound;

(e) No material litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets which, if adversely determined, would materially and adversely affect its financial condition and the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement. Neither Trust knows of any facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated herein;

(f) The financial statements of the Acquiring Fund at December 31, 2001 have been audited by Deloitte & Touche LLP, certified public accountants, and are in accordance with generally accepted accounting principles consistently applied, and such statements fairly reflect the financial condition of the Trust as of such dates, and there are no known contingent liabilities of the Acquiring Fund as of such dates not disclosed therein;

(g) Since December 31, 2001, there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Selling Fund. For the purposes of this subparagraph (g), a decline in the net asset value of the Acquiring Fund shall not constitute a material adverse change;

(h) At the Merger Date, all Federal and other tax returns and reports of the Acquiring Fund required by law then to be filed shall have been filed, and all Federal and other taxes shown due on said returns and reports shall have been paid or provision shall have been made for the payment thereof and to the best of the Acquiring Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(i) For each fiscal year of its operation the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company;

(j) All issued and outstanding Acquiring Fund Shares are, and at the Merger Date will be, duly and validly issued and outstanding, fully paid and non-assessable (except that, under Massachusetts law, shareholders of the Acquiring Fund could, under certain circumstances, be held personally liable for obligations of the Acquiring Fund). The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;

(k) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

(l) The Acquiring Fund Shares to be issued and delivered to the Selling Fund, for the account of the Selling Fund Shareholders, pursuant to the terms of this Agreement will at the Merger Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable (except that, under Massachusetts law, shareholders of the Acquiring Fund could, under certain circumstances, be held personally liable for obligations of the Acquiring Fund);

(m) The information to be furnished by the Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto;

(n) The Prospectus to be included in the Registration Statement under Form N-14 (only insofar as it relates to the Acquiring Fund) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and

(o) The Acquiring Fund agrees to use all reasonable efforts to give the notices or obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Merger Date.

ARTICLE V

Covenants of the Each Trust

5.1 Operation in Ordinary Course. The Funds each will operate its business in the ordinary course between the date hereof and the Merger Date, it being understood that such ordinary course of business will include customary dividends and distributions.

5.2 Approval of Shareholders. Mosaic Focus Fund Trust will call a meeting of the Selling Fund Shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

5.3 Investment Representation. The Selling Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

5.4 Further Action. Subject to the provisions of this Agreement, each Trust will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Merger Date.

5.5 Statement of Earnings and Profits. As promptly as practicable, but in any case within sixty days after the Merger Date, the Selling Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Selling Fund for Federal income tax purposes which will be carried over by the Acquiring Fund as a result of Section 381 of the Code, and which will be certified by the Selling Fund's officers.

5.6 Preparation of Form N-14 Registration Statement. Mosaic Equity Trust will prepare a Registration Statement on Form N-14 (the "Registration Statement"), in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended, (the "1934 Act") and the 1940 Act in connection with the meeting of the Selling Fund Shareholders to consider approval of this Agreement and the transactions contemplated herein.

ARTICLE VI

Article VI is intentionally omitted.

ARTICLE VII

Conditions Precedent

If any of the conditions set forth below do not exist on or before the Merger Date with respect to the Selling Fund or the Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

7.1 The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Selling Fund in accordance with the provisions of its Declaration of Trust and By-Laws as evidenced by certified copies of the resolutions of such approval maintained in the Minutes of Mosaic Focus Fund Trust.

7.2 On the Merger Date the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act and no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

7.3 All required consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities. including any necessary "no-action" positions of and exemptive orders from such Federal and state authorities) to permit consummation of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Selling Fund, provided that the Trust may waive any of such conditions;

7.4 The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act;

7.5 The Selling Fund shall have declared a dividend or dividends and distrtibuted or provided for distribution of such dividend which, together with all previous such dividends, shall have the effect of distributing to the Selling Fund Shareholders all of the Selling Fund's investment company taxable income for all taxable years ending on or prior to the Merger Date (computed without regard to any deduction for dividends paid) and all of its net capital gain realized in all taxable years ending on or prior to the Merger Date (after reduction for any capital loss carryforward);

7.6 The Trust shall have received a favorable opinion of DeWitt, Ross & Stevens, S.C. substantially to the effect that for Federal income tax purposes:

(a) The transfer of substantially all of the Selling Fund assets in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain identified liabilities of the Selling Fund followed by the distribution of the Acquiring Fund's shares to the Selling Fund in dissolution and liquidation of the Selling Fund, will constitute a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code and the Acquiring Fund and the Selling Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

(b) no gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Selling Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain identified liabilities of the Selling Fund;

(c) no gain or loss will be recognized by the Selling Fund upon the transfer of the Selling Fund assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain identified liabilities of the Selling Fund or upon the distribution (whether actual or constructive) of the Acquiring Fund Shares to Selling Fund Shareholders in exchange for their shares of the Selling Fund;

(d) no gain or loss will be recognized by Selling Fund Shareholders upon the exchange of their Selling Fund shares for the Acquiring Fund Shares in liquidation of the Selling Fund;

(e) the aggregate tax basis for the Acquiring Fund Shares received by each Selling Fund Shareholder pursuant to the Merger will be the same as the aggregate tax basis of the Selling Fund shares held by such shareholder immediately prior to the Merger, and the holding period of the Acquiring Fund Shares to be received by each Selling Fund Shareholder will include the period during which the Selling Fund shares exchanged therefore were held by such shareholder (provided the Selling Fund shares were held as capital assets on the date of the Merger); and

(f) the tax basis of the Selling Fund assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Selling Fund immediately prior to the Merger, and the holding period of the assets of the Selling Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Selling Fund. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Selling Fund may waive the conditions set forth in this paragraph 7.6.

ARTICLE VIII

Brokerage Fees and Expenses

8.1 The Trust represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

8.2 Except as otherwise provided for herein, all expenses of the transactions contemplated by this Agreement incurred by either Fund will be borne by Madison Mosaic, LLC ("Madison"). Such expenses include, without limitation, (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (ii) expenses associated with the preparation and filing of the Registration Statement under the 1933 Act covering the Acquiring Fund Shares to be issued pursuant to the provisions of this Agreement; (iii) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in connection herewith in each state in which the Selling Fund Shareholders are resident as of the date of the mailing of the Prospectus and Proxy Statement to such shareholders; (iv) postage; (v) printing; (vi) accounting fees; (vii) legal fees; and (viii) solicitation cost of the transactions.

ARTICLE IX

Entire Agreement; Survival of Warranties

9.1 Each Trust represents that it has made no representation, warranty or covenant not set forth herein and that the Agreement constitutes the entire agreement between the parties.

9.2 The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

ARTICLE X

Termination

10.1 This Agreement may be terminated by either Trust at or prior to the Merger Date because:

(a) of a breach of any representation, warranty or agreement contained herein to be performed at or prior to the Merger Date, if not cured within 30 days; or

(b) a condition herein expressed to be precedent to the obligations of any party has not been met and it reasonably appears that it will not or cannot be met.

10.2 In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of either the Acquiring Fund or the Selling Fund, the respective Trust, or their respective Trustees or officers, to any other party or Trustees or officers.

ARTICLE XI

Amendments

This Agreement may be amended, modified or supplemented in such manner as may necessary or appropriate prior to the Merger; provided, however, that following the meeting of the Selling Fund Shareholders called by the Selling Fund pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Selling Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

ARTICLE XII

Miscellaneous

12.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

12.3 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

12.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

12.5 It is expressly agreed to that the obligations of each Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Trust, personally, but bind only the trust property of the respective Trust, as provided in the respective Declaration of Trust. The execution and delivery of this Agreement has been authorized by the Trustees of each Trust on behalf of each Fund and signed by authorized officers of such Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only Trust property as provided in the respective Trust's Declaration of Trust.

IN WITNESS WHEREOF, the parties have duly executed and sealed this Agreement, all as of the date first written above.

Mosaic Focus Fund Trust                              Mosaic Equity Trust

By: (signature)_______________________ By: (signature)_______________________
    Katherine L. Frank, President                         Katherine L. Frank, President

By: (signature)_______________________ By: (signature)_______________________
    W. Richard Mason, Secretary                          W. Richard Mason, Secretary